Exhibit 99.1

HealthMEDX, LLC

Auditor’s Report and Financial Statements

December 31, 2015

HealthMEDX, LLC

December 31, 2015

Independent Auditor’s Report

Board of Directors

HealthMEDX, LLC

Ozark, Missouri

We have audited the accompanying financial statements of HealthMEDX, LLC, (the Company) which comprise the balance sheet as of December 31, 2015, and the related statements of operations, members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthMEDX, LLC as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Kansas City, Missouri

April 8, 2016

HealthMEDX, LLC

Balance Sheet

December 31, 2015

Assets
Current Assets
Cash and cash equivalents	$3,600,102
Accounts receivable, net of allowance of $825,000	4,070,879
Unbilled revenue	610,568
Prepaid expenses and other	519,277
Total current assets	8,800,826
Property and Equipment, at Cost
Less Accumulated Depreciation and Amortization	2,027,361
Other Assets
Goodwill, net of accumulated amortization	9,270,288
Other intangible assets, net	4,594,763
Software intangible assets, net	3,637,751
17,502,802
Total assets	$28,330,989

Liabilities and Members’ Equity
Current Liabilities
Current maturities of capital lease obligations	$667,703
Accounts payable	441,760
Accrued expenses	802,609
Accrued interest on related party note payable	1,029,177
Deferred revenues	5,782,310
Total current liabilities	8,723,559
Related Party Note Payable	10,400,000
Capital Lease Obligations	653,851
Members’ Equity
Preferred membership units (aggregate 9% preferred return; $24,593,532 at December 31, 2015)	56,000,000
Retained members’ deficit	(47,446,421)
Total members’ equity	8,553,579
Total liabilities and members’ equity	$28,330,989

See Notes to Financial Statements

HealthMEDX, LLC

Statement of Operations

Year Ended December 31, 2015

Revenues	$26,546,350
Cost of Revenues
Direct costs	10,764,925
Amortization of contracts in process	134,394
10,899,319
Gross Profit	15,647,031
Operating Expenses
Product development	5,270,073
Sales and marketing	4,595,073
General and administrative	5,113,030
Depreciation and amortization	8,278,848
23,257,024
Operating Loss	(7,609,993)
Other Income (Expense)
Interest expense	(335,407)
Interest income	422
Goodwill impairment loss	(23,367,000)
Other	51,517
(23,650,468)
Net Loss	$(31,260,461)

See Notes to Financial Statements

HealthMEDX, LLC

Statement of Members’ Equity

Year Ended December 31, 2015

	Preferred	Retained
	Membership	Members’
	Units	Deficit	Total
Balance, December 31, 2014	$56,000,000	$(16,185,960)	$39,814,040
Net loss	—	(31,260,461)	(31,260,461)
Balance, December 31, 2015	$56,000,000	$(47,446,421)	$8,553,579

See Notes to Financial Statements

HealthMEDX, LLC

Statement of Cash Flows

Year Ended December 31, 2015

Operating Activities
Net loss	$(31,260,461)
Items not requiring cash
Depreciation and amortization	8,413,242
Payment-in-kind interest	278,761
Provision for doubtful accounts	753,871
Goodwill impairment loss	23,367,000
Changes in
Accounts receivable and unbilled revenue	542,060
Accounts payable and accrued expenses	(565,172)
Deferred revenues	498,219
Other current assets	(71,039)
Net cash provided by operating activities	1,956,481
Investing Activities
Purchase of property and equipment	(433,749)
Payment for capitalized software development costs	(1,877,348)
Net cash used in investing activities	(2,311,097)
Financing Activities
Principal payments on long-term capital lease obligations	(731,019)
Net cash used in financing activities	(731,019)
Decrease in Cash and Cash Equivalents	(1,085,635)
Cash and Cash Equivalents, Beginning of Year	4,685,737
Cash and Cash Equivalents, End of Year	$3,600,102
Supplemental Cash Flows Information
Cash paid during the period for
Interest expense	$56,207
Non-cash transactions
Capital lease obligation incurred for equipment	966,307

See Notes to Financial Statements

HealthMEDX, LLC

Notes to Financial Statements

December 31, 2015

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

HealthMEDX, LLC (the Company) was formed in 2011 to acquire substantially all of the assets and liabilities of HealthMEDX, Inc., the predecessor company.  The Company earns revenues predominately from sales of subscriptions, perpetual licenses and related maintenance to software products and solutions and from providing related implementation, training and other consulting services for long-term care, home health, hospice and rehabilitation organizations.  The Company’s proprietary software, HealthMEDX Vision, provides a comprehensive solution to automate customer relationship management and clinical electronic health records.  The Company is headquartered in Ozark, Missouri.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.  At December 31, 2015, cash equivalents consisted primarily of a money market account.

At December 31, 2015, the Company’s cash accounts exceeded federally insured limits by approximately $3,912,000.

The Company’s cash accounts were secured by short-term equities and bonds of $3,595,000 at December 31, 2015.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Accounts receivable are ordinarily due 30 days after the issuance of the invoice.  Accounts past due more than 120 days are considered delinquent.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.  Accounts receivable are presented net of amounts remitted to third-party vendors.  The amount related to third-party receivables totaled approximately $225,000 at December 31, 2015.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset.  Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Computer hardware	3 years
Furniture and fixtures	5 years
Leasehold improvements	3 - 7 years

Software Development Costs

In accordance with the provisions of Accounting Standards Codification (ASC) 985, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, costs incurred internally in creating computer software products are expensed in the period incurred until technological feasibility has been established which is typically evidenced by a working model.  Thereafter and until general release, the Company uses professional judgment to capitalize applicable software development costs.  Amortization of capitalized software development costs commences upon commercial release of the products at the greater of the ratio of current product revenue to the total of current and anticipated product revenue or on a straight-line basis over the estimated economic life of the software, which the Company has determined to be three years.

Goodwill

The Company applies the accounting alternative provided in ASU 2014-02, Intangibles – Goodwill and Other (Topic 350):  Accounting for Goodwill.  Under this alternative, goodwill is amortized on a straight-line basis over ten years.  The Company evaluates the recoverability of the carrying value of goodwill at the entity level whenever events or circumstances indicate the carrying amount may not be recoverable.

In the instance of a triggering event requiring the Company to test goodwill for impairment, the Company has the option first to perform a qualitative assessment to determine whether it is more likely than not that goodwill is impaired or the entity can bypass the qualitative assessment and proceed directly to the quantitative test by comparing the carrying amount, including goodwill, of the entity with its fair value.  The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of an entity, including goodwill, exceeds its fair value.  Subsequent increases in goodwill value are not recognized in the financial statements.

Intangible Assets

Intangible assets are being amortized on the straight-line basis over periods ranging from three to fifteen years.  Such assets are periodically evaluated as to the recoverability of their carrying values.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable.  If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the year ended December 31, 2015.

Income Taxes

The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws.  Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes has been included in the accompanying financial statements.

Revenue Recognition

Revenues are derived primarily from the sale of software licenses, subscriptions and related services, support and maintenance.

The Company accounts for multiple-element arrangements in accordance with industry-specific accounting guidance for software and software-related transactions.  Revenue on arrangements that include multiple elements such as software and services is allocated to each element based on the relative selling price of each element.  Each element’s allocated revenue is recognized when the revenue recognition criteria for that element have been met.  Selling price is generally determined by vendor-specific objective evidence (VSOE), which is based on the price charged when each element is sold separately.  When VSOE is not available for an element of the arrangement, selling price is generally determined using third-party evidence (TPE), which is based on the price charged by a competitor for a largely interchangeable product in a standalone sale to a similarly situated customer.  When neither VSOE or TPE are available for non-software elements, management will determine its best estimate of the selling price of the element.

The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, and which were subsequently incorporated into ASC Topic 985.  Amounts relating to completed contracts not yet billed are classified as unbilled revenue.  Billings on uncompleted contracts are classified as deferred revenue.  ASC 985 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.

For software elements, the Company utilizes the residual method prescribed in ASC 985 to allocate revenue to each element based on its respective fair value, with the fair value for undelivered elements determined by the price charged when that element is sold separately.  Under the residual method, the amount of revenue allocated to the delivered items equals the total consideration less the aggregate fair value of the undelivered items.  If evidence of the fair value cannot be established for the undelivered elements of a license agreement, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or objective evidence of the fair value of the undelivered elements can be established.

The Company provides implementation services that are deemed not to be essential to the functionality of the software.  Fair value is determined based on the hourly rates when similar services are sold apart from a software license.  Accordingly, these services are considered delivered and recognizable as they are performed as allowed by ASC 985.

Revenue from ongoing software support and maintenance is recognized ratably over the contracted maintenance term.  Fair value is determined based on renewal rates in the contract.  Revenue on custom programming is recognized as performed.

The application of this revenue recognition guidance considers multiple factors that may vary depending upon the unique facts and circumstances related to each deliverable.

Research and Development

Research and development costs are expensed as incurred.  During the year ended December 31, 2015, the Company incurred approximately $1,767,000 of research and development costs.

Equity Award Plan

At December 31, 2015, the Company has a share-based employee compensation plan, which is described more fully in Note 7.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying statement of operations on a net basis.

Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the financial statements were available to be issued.

Note 2:	Property and Equipment

Property and equipment consists of the following at December 31, 2015:

Computer hardware/software	$5,129,801
Furniture and fixtures	137,422
Leasehold improvements	235,556
5,502,779
Less accumulated depreciation and amortization	3,475,418
Property and equipment, net	$2,027,361

Depreciation and amortization expense for the year ended December 31, 2015 was approximately $987,000.

Note 3:	Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2015 were:

	2015
	Gross
	Carrying	Accumulated	Amortization
	Amount	Amortization	Period
Software intangible assets
Software development costs acquired	$7,000,000	$7,000,000	4 years
Software development costs capitalized	7,310,182	3,672,431	3 years
	14,310,182	10,672,431
Other intangible assets
Customer relationships	4,631,969	1,567,255	12 years
Trade name	2,000,000	541,370	15 years
Non-compete agreement	380,000	308,581	5 years
Contracts in process	5,508,126	5,508,126	1 - 3 years
	12,520,095	7,925,332
Goodwill	16,544,496	7,274,208	10 years
	$43,374,773	$25,871,971

Amortization expense for the year ended December 31, 2015 was approximately $7,427,000.  This included amortization of a discount of deferred revenue relating to value assigned to customers acquired from the predecessor company.  Estimated amortization expense for each of the following five years and thereafter is:

2016	$3,393,365
2017	2,586,055
2018	2,366,879
2019	1,876,728
2020	3,803,417
Thereafter	3,476,358
$17,502,802

The weighted average of the remaining useful life of the above intangible assets was 8.26 years at December 31, 2015.

The changes in the gross carrying amount of goodwill for the year ended December 31, 2015 were:

Balance as of January 1
Goodwill	$39,911,496
Impairment loss	(23,367,000)
Ending Balance	$16,544,496

In 2015, the Company determined goodwill had been impaired and recorded a non-cash charge of $23,367,000.

Nonrecurring Fair Value Measurement

Fair value is the defined price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must be classified within a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3 Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities

The 2015 goodwill impairment is the Company’s only fair value measurement recognized in the accompanying balance sheet on a nonrecurring basis.  The valuation for the fair value of goodwill is completed by the Vice President of Finance through the use of an independent valuation firm.  Valuations and significant inputs developed by the independent valuation firm are reviewed by the Vice President of Finance for accuracy and reasonableness compared to the changes in management’s assumptions since the Company was acquired on December 9, 2011.  These changes, using the Level 3 inputs as described above, related to increased market pressures resulting in reduced revenues and bookings experience by the Company, as well as other factors.  The valuation also considered operating profits and cash flows that were lower than expected in 2015.  The fair value of the business was estimated using the present value of expected future cash flows.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements at December 31, 2015.

			Range of
	Valuation Technique	Unobservable Input	Inputs
Goodwill	Market Comparison	EBITDA multiple	10.4x
	Discounted Cash Flow	Weighted average cost of capital	15.5%
	Discounted Cash Flow	Long-term growth rate	4.0%

Note 4:	Long-term Debt

Notes payable, including the note with related party further discussed in Note 8, at December 31, 2015 consists of the following:

Note payable, ACD Holdings, Inc. (A)	$10,400,000
Capital leases (B)	1,321,554
11,721,554
Less current maturities	667,703
$11,053,851

(A)

Note payable to former owners; unpaid principal and interest due on December 9, 2016; interest accruing at an annual rate of 2.5% and payable in arrears annually beginning on December 9, 2012; deferred interest payable of $1,029,177 included in current liabilities at December 31, 2015; note is subject to express subordination described below; secured by substantially all assets of the Company.

(B)	Capital leases include leases covering data processing equipment and software; monthly payments ranging from $6,507 to $29,462; expiring on various dates between 2016-2018.

The note payable to ACD Holdings, Inc. is expressly subordinated to any indebtedness (senior indebtedness) of the Company except for indebtedness from related parties, capital leases and other specific instruments.  This subordination results in the deferral of required principal payments on the note payable until the senior indebtedness is paid in full or in the event of Company liquidation.  When under subordination to senior indebtedness, interest is payable quarterly at the default rate of the senior indebtedness but not to exceed 7.5%.

On March 11, 2016, the Company entered into a revolving line of credit with bank for the use of proceeds up to $5,000,000.  Interest is payable at a variable rate based on the sum of prime rate, applicable LIBOR index and applicable margin but not less than 2.5%.  The revolving line matures on March 11, 2018.

The note payable to ACD Holdings, Inc. is subordinated to the revolving line senior indebtedness resulting in the classification of note payable as long-term.  All accrued and outstanding interest remains currently payable by December 31, 2016.

Aggregate annual maturities of long-term debt and payments on capital lease obligations at December 31, 2015 are:

	Long-term
	Debt	Capital
	(Excluding	Lease
	Leases)	Obligations
2016	$—	$718,756
2017	—	533,629
2018	10,400,000	143,774
	10,400,000	1,396,159
Less amount representing interest	—	74,605
Present value of future minimum lease payments	$10,400,000	$1,321,554

Property and equipment include the following property under capital lease:

Computer hardware/software	$3,655,936
Less accumulated depreciation and amortization	2,320,858
$1,335,078

Note 5:	Operating Leases

In addition to the office space discussed in Note 8, the Company leases office facilities under long-term, noncancelable operating leases.  The majority of these leases contain renewal options.

Future minimum lease payments, including the related-party lease discussed in Note 8, for each of the next three years as of December 31, 2015 were:

2016	$476,011
2017	389,438
2018	202,098
$1,067,547

In addition to base rentals, the Company is generally responsible for its proportionate share of utilities, property taxes and maintenance.  Total rent expense was approximately $552,000 for the year ended December 31, 2015.

Note 6:	Profit-sharing Plan

The Company maintains an employee retirement plan under which employees may defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code.  The Company matches employee contributions up to 50% of elective deferrals, limited to $1,200 per year.  Contributions to the plan charged to expense were $83,579 for the year ended December 31, 2015.

Note 7:	Equity Award Plan

On December 9, 2011, the Company started an incentive equity plan (the Plan), which as amended, permits the grant of 122,654 Common Units to employees or other individuals providing services to the Company.  Upon the issuance of any Common Units through the Plan, management specifies a distribution threshold which is at least equal to the minimum amount determined by management to be necessary to cause the Units to constitute a profits interest.  Awards generally vest over five years and are intended to entitle the recipient to a distribution of the Company’s profits accrued after the date of issuance.  A total of 106,570 Units were granted as of December 31, 2015.  The Company accounts for this plan under the provisions of Accounting Standards Codification (ASC) Topic 718.  No fair value disclosures with respect to equity awards are presented because, in the opinion of management, such values do not have a material effect.

Note 8:	Related Party Transactions

The Company leases an office space from an entity controlled by the former owners, including a current executive of the Company.  The lease expires in 2018.  Total rental payments made to this affiliated entity were $225,600 during 2015.

The Company has a note payable with the same affiliated entity noted above.  The note is more fully explained in Note 4.  Accrued interest payable of $1,029,177 is included in current liabilities at December 31, 2015.  All accrued and outstanding interest is payable in December 2016.

Note 9:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations.  Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Other Estimates

The Company has other significant estimates for the allowance for doubtful accounts and impairment of intangible assets, both of which are described in Note 1.  Events could occur that would change these estimates materially in the near term.